Exhibit (N)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Bain Capital Private Credit of our report dated March 12, 2026 relating to the financial statements and senior securities table of Bain Capital Private Credit, which appears in this Registration Statement. We also consent to the references to us under the headings “Experts”, “Senior Securities” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 29, 2026